FOR IMMEDIATE RELEASE

Smithfield Foods Announces Cash Tender Offer for Up to
$337 Million Aggregate Principal Amount of 2011 Senior Unsecured Notes

SMITHFIELD, Virginia (November 2, 2010) – Smithfield Foods, Inc. (NYSE: SFD) (“Smithfield Foods”) announced today that it has commenced an offer to purchase for cash (the “Tender Offer”) up to an aggregate of $337 million principal amount of its outstanding 7.00% senior unsecured notes due 2011 (the “2011 Notes”).

The terms and conditions of the Tender Offer are described in the Offer to Purchase, dated November 2, 2010 (the “Offer to Purchase”), and the related Letter of Transmittal (the “Letter of Transmittal”) to be distributed to holders of the 2011 Notes. The following table sets forth certain terms of the Tender Offer:
Title of Security	CUSIP Number	Principal Amount Outstanding	Tender Cap	Tender Offer Consideration(1)	Early Tender Payment (1)	Total Consideration(1)(2)
7.00% Senior Unsecured Notes due 2011	832248AM0	$396,174,000	$337,000,000	$1,013.93	$30.00	$1,043.93
(1) Per $1,000 principal amount of 2011 Notes tendered and accepted for purchase.
(2) Inclusive of the Early Tender Payment.

Upon the terms and subject to the conditions set forth in the Offer to Purchase and the Letter of Transmittal, Smithfield Foods expects to accept for payment a portion (as further described in the Offer to Purchase) of all 2011 Notes that are validly tendered and not validly withdrawn at or prior to 5:00 p.m., New York City time, on November 16, 2010 (the “Early Tender Date”), on a date (the “Early Acceptance Date”) on or promptly following the Early Tender Date.

The Tender Offer will expire at 12:00 midnight, New York City time, on December 1, 2010 unless extended or earlier terminated (such time and date, as may be extended or earlier terminated, the “Expiration Time”). The obligation of Smithfield Foods to accept for purchase and pay for 2011 Notes validly tendered and not validly withdrawn pursuant to the Tender Offer is conditioned on satisfaction or waiver of a number of conditions set forth in the Offer to Purchase. The Tender Offer is not subject to the receipt of any minimum amount of tenders.

Holders of 2011 Notes that validly tender and do not validly withdraw their 2011 Notes in the Tender Offer on or prior to the Early Tender Date and whose 2011 Notes are accepted for purchase by Smithfield Foods will receive the Total Consideration set forth in the table above for each $1,000 principal amount of 2011 Notes accepted for purchase, which includes the Early Tender Payment. Holders of 2011 Notes that are validly tendered in the Tender Offer after the Early Tender Date but at or prior to the Expiration Time and are accepted for purchase by Smithfield Foods will receive the Tender Offer Consideration set forth in the table above for each $1,000 principal amount of 2011 Notes accepted for purchase but not the Early Tender Payment thereon. In addition, holders of 2011 Notes accepted for purchase will receive an amount equal to accrued and unpaid interest on their purchased securities from the last interest payment date to, but not including, the date of payment for purchased 2011 Notes.

Holders may withdraw 2011 Notes validly tendered and not previously withdrawn, at or prior to 5:00 p.m., New York City time on November 16, 2010, but not thereafter unless required by law.

If the Tender Offer is consummated, the premium paid in the purchase of the 2011 Notes, together with any unamortized original debt issuance costs and current Tender Offer fees, will be charged to earnings in our third fiscal quarter, the quarter in which the purchase of 2011 Notes is expected to settle. Assuming that Smithfield Foods purchases $337 million of 2011 Notes in the Tender Offer using the Total Consideration, it will record an aggregate accounting charge of approximately $14.7 million, before tax.

The complete terms and conditions of the Tender Offer are set forth in the Offer to Purchase and Letter of Transmittal that will be sent to holders of the Notes. Holders are encouraged to read these documents carefully when they become available.

Goldman, Sachs & Co. is the Dealer Manager for the Tender Offer. Questions regarding the Tender Offer may be directed to Goldman, Sachs & Co. by phone at (800) 828-3182 (toll-free) or at (212) 902-5128 (collect) or by writing at 200 West Street, New York, NY 10282-2198, Attention: Liability Management Group. Global Bondholder Services Corporation has been retained as depositary and information agent for the Tender Offer. Requests for documents may be directed to Global Bondholder Services Corporation by telephone at (866) 807-2200 (toll-free) or in writing at 65 Broadway – Suite 404, New York, NY 10006, Attention: Corporate Actions.

This news release shall not constitute an offer to sell, a solicitation to buy or an offer to purchase or sell any securities. Smithfield Foods is making the Tender Offer only by, and pursuant to the terms of, the Offer to Purchase and the related Letter of Transmittal. The Tender Offer is not being made in any jurisdiction where the making of the Tender Offer would be unlawful.

About Smithfield Foods
Smithfield Foods is the world's largest pork processor and hog producer, with revenues exceeding $11 billion in fiscal 2010. In the United States, the company is also the leader in numerous packaged meats categories. From national brands and regional powerhouses in the United States to some of the best-known European brands, Smithfield Foods products are prized by retail, foodservice, and deli customers alike. For more information, visit www.smithfieldfoods.com.

Forward-Looking Statements
This news release contains certain “forward-looking” statements within the meaning of the federal securities laws. These statements relate to future events or our future performance. The forward-looking statements include statements concerning our outlook for the future, as well as other statements of beliefs, future plans and strategies or anticipated events, and similar expressions concerning matters that are not historical facts. The use of any of the words “anticipate”, “plan”, “continue”, “estimate”, “expect”, “may”, “will”, “project”, “predict”, “potential”, “should”, “believe” and similar expressions are intended to identify forward-looking statements. Our forward-looking information and statements are subject to known and unknown risks, uncertainties and other factors that could cause actual results to differ materially from those expressed in, or implied by, the statements. These risks and uncertainties include, but are not limited to, statements concerning: the availability and prices of live hogs, raw materials, fuel and supplies, food safety, livestock disease, live hog production costs, product pricing, the competitive environment and related market conditions, risks associated with our indebtedness, including cost increases due to rising interest rates or changes in debt ratings or outlook, hedging risk, operating efficiencies, changes in foreign currency exchange rates, access to capital, the cost of compliance with and changes to regulations and laws, including changes in accounting standards, tax laws, environmental laws, agricultural laws and occupational, health and safety laws, adverse results from on-going litigation, actions of domestic and foreign governments, labor relations issues, credit exposure to large customers, the ability to make effective acquisitions and successfully integrate newly acquired businesses into existing operations, our ability to effectively restructure portions of our operations and achieve cost savings from such restructurings and other risks and uncertainties described in the Offer to Purchase, under “Item 1A. Risk Factors” in our Quarterly Report on Form 10-Q for the quarter ended August 1, 2010 and under “Item 1A. Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended May 2, 2010. We caution you that the foregoing list of important factors and assumptions is not exhaustive.

Readers are cautioned not to place undue reliance on forward-looking statements because actual results may differ materially from those expressed in, or implied by, the statements. Any forward-looking statements that we make speak only as of the date of such statements, and we undertake no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise. Comparisons of results for current and any prior periods are not intended to express any future trends or indications of future performance, unless expressed as such, and should only be viewed as historical data.

Contact:
Keira Lombardo
Smithfield Foods, Inc.
(757) 365-3050
keiralombardo@smithfieldfoods.com